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                                                                    Exhibit 99.1



Contacts:   For Media:       Kevin Foley
                             (212) 578-4132

            For Investors:   Kevin Helmintoller
                             (212) 578-5140


                  METLIFE ANNOUNCES FOURTH QUARTER 2001 CHARGE
              ASSOCIATED WITH ANTICIPATED CLASS ACTION RESOLUTION

NEW YORK, February 7, 2002 -- MetLife, Inc. (NYSE: MET) announced today that it will take a $250 million pre-tax charge in the fourth quarter 2001. The charge is being recorded to cover costs associated with the anticipated resolution of class action lawsuits and a regulatory inquiry pending against Metropolitan Life Insurance Company, involving alleged race-conscious insurance underwriting practices prior to 1973.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately nine million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 14 countries.


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